SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report: January 23, 2002

(Date of earliest event reported)

Commission File Number: 0-25790

PC MALL, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4518700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2555 West 190th Street
Torrance, CA 90504
(address of principal executive offices)
(310) 354-5600
(Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

(i)   Reference is made to the press release issued to the public by the registrant on January 23, 2002, the text of which is attached hereto as an exhibit, and incorporated herein by reference as a description of the events reported pursuant to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99.1  Text of Press Release dated January 23, 2002 announcing unaudited consolidated financial results for the fourth quarter and the year ended 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2002		PC MALL, INC.

	By:	/s/ TED SANDERS Ted Sanders Chief Financial Officer

(Duly Authorized Officer of the Registrant and Principal Financial Officer)

Index to Exhibits

Exhibit Number	Description
99.1	Text of Press Release Dated January 23, 2002

Exhibit 99.1

PC Mall Reports $0.43 Per Share for 2001, a $1.31 Per Share Improvement Over 2000

Fourth Quarter 2001 Consolidated Earnings Per Share of $0.20

Highlights:

  Consolidated EPS for Q4 2001 of $0.20 compared to Q4 2000 EPS of $0.23.
  Q4 2001 results include a $0.13 per share tax benefit.
  Consolidated earnings for Q4 2001 were reduced by a $0.06 per share additional cost from new Orange County Outbound Telemarketing sales office.
  Consolidated Q4 sales increased 2.3 percent sequentially from Q3 2001.
  Outbound sales-force increased by 13% during the quarter.
  eCOST.com reports second profitable quarter.

PC Mall, Inc. (Nasdaq:MALL ) today reported consolidated net income for the quarter ended December 31, 2001 of $2.2 million or $0.20 per share after a tax benefit of $1.4 million or $0.13 per share. This compares with prior year's fourth quarter earnings of $2.4 million or $0.23 per share. Last year's Q4 earnings had no tax provision, worth $0.9 million or $0.09 per share. This year's Q4 earnings also has no tax provision, worth $0.03 per share. Q4 2001 earnings also were net of $0.6 million or $0.06 per share of additional cost related to the Company's new Outbound Telemarketing sales office in Orange County, California. Sales for the quarter increased by 2.3 percent from Q3 2001 to $176 million, but declined from sales of $198 million in Q4 2000. The decline in Q4 2001 sales from a year ago reflects changes in the economic environment and the effect of the September 11th attack.

For the year 2001, the Company earned $4.5 million or $0.43 per share. Earnings for 2001 were $13.1 million better than the $8.6 million loss before cumulative effect of a change in accounting principle reported in the prior year. The significant 2001 earnings improvement over 2000 reflects the Company's focus on its traditional Core business. Sales for the year 2001 were $718.1 million compared with sales of $818.6 million for the year 2000. The decline in sales is attributable to the impact of the September 11th tragedy, discontinuation of aggressive advertising campaigns for eCOST.com that occurred during the first half of 2000, and the challenging economic conditions in 2001.

Frank Khulusi, Chairman, President and CEO of PC Mall, said, ``This quarter is our fifth consecutive profitable quarter and we were able to produce strong results despite the worst economic conditions in a decade.'' Khulusi continued, ``We are convinced that the September 11th attack had a material impact on our fourth quarter. Sales during the first two months of the quarter were significantly off prior year's levels, a trend that started directly after the September 11th attack. However, sales for the last month of the fourth quarter rebounded close to the prior year's levels, consistent with the trend experienced in Q3 prior to the attack.''

Khulusi continued, ``Our fourth quarter earnings were also reduced by $0.06 per share from the expansion of our sales offices and sales-force, both decisions made prior to the September 11th attack. We continue to believe that our sales-force expansion decision is strategically sound and the long-term merit of this decision should be established as the economy rebounds.''

Consolidated Q4 sales increased 2.3 percent sequentially from Q3 2001 to $176 million, but declined by 11.4 percent from last year. Core business Q4 2001 sales increased 1.2 percent from Q3 2001 but declined 13.0 percent from the same quarter a year ago due to the economic fallout from the September 11th attack. Consolidated gross profit for Q4 2001 declined 11.4 percent from Q4 2000 but was partially offset by a 4.1 percent reduction in SG&A spending.

Outbound business sales for the quarter remained unchanged from Q3 2001 and rose 1.0 percent from the prior year's fourth quarter. However, adjusting for incremental Government seasonal spending that peaks in Q3, Outbound sales to businesses increased 6 percent sequentially. Consumer catalog sales were responsible for most of the decline in consolidated sales from the same quarter a year ago. Catalog sales dropped 13.9 percent for the quarter from the same quarter last year. eCOST.com sales remained unchanged from the comparable quarter in 2000, while eLinux had a year-over-year Q4 increase of 17 percent.

The Company remains committed to its Outbound business sales initiative. During Q4 2001, the Company continued to emphasize recruiting and training of Outbound account executives and enhancing its Outbound sales support capabilities. Outbound headcount rose 13 percent during Q4 2001 from Q3 2001, an 11 percent increase over Q4 2000. Increased emphasis on networking, servers, storage and licensing product sales contributed to a 24 percent increase in server sales and a 5 percent increase in enterprise storage sales for Q4 2001 compared with Q3 2001.

Core business sales for the quarter were $153 million, constituting a 1 percent increase sequentially from Q3 2001 but a decline of 13 percent from Q4 2000 Core business sales of $176 million. The impact of the sales and related gross profit decline for the quarter from Q4 2000 was partially offset by a 3 percent reduction in Core business SG&A from the comparable quarter a year ago.

PC Mall's eCOST.com and eLinux subsidiaries improved their quarterly operating results from the prior quarter and a year ago. eCOST.com reported a 9 percent sequential increase in sales in Q4 2001, and reported a small profit, an improvement of $0.2 million from Q3 2001. Compared with Q4 2000, eCOST.com sales were flat and results improved $0.4 million. For the year, eCOST.com reported income from operations of $0.4 million compared to a loss from operations of $9.4 million in the prior year. eLinux reported a net loss of $0.1 million in Q4 2001 compared with a net loss of $0.2 million in Q3 2001 and $0.3 million in Q4 2000. Net sales for eLinux increased 22 percent over Q3 2001 and 17 percent over Q4 2000.

PC Mall's cash position remained strong throughout the quarter. For the year, cash flow from operations was $14.9 million and resulted in a 70 percent increase in working capital from the comparable period a year ago. Cash at the end of the quarter was $10.0 million, and borrowings on the working capital facility were $1.6 million reflecting net payments of $15.8 million during 2001.

About PC Mall

PC Mall is a rapid response supplier of technology solutions for business, government and educational institutions as well as consumers. More than 100,000 different products from companies such as Compaq, Microsoft, Apple, IBM and Hewlett-Packard are marketed to business customers using relationship based outbound telemarketing, catalogs and the Internet (<http://www.pcmall.com>, <http://www.macmall.com>, <http://www.ecost.com>, <http://www.elinux.com>). Customer orders are rapidly filled by the Company's distribution center strategically located near FedEx's main hub or by PC Mall's extensive network of distributors, one of the largest networks in the industry.

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements. The realization of any or all of these expectations is subject to a number of risks and uncertainties and it is possible that the assumptions made by management may not materialize, causing actual results to differ materially from the forward-looking statements. In that regard, there can be no assurance that the transition in the Company's business strategy to an increasingly Outbound sales model will be successful, that productivity can be increased, that profitability can be optimized, that infrastructure investments in the Company's Outbound business will result in expanded market share, or that PC Mall will be profitable in 2002 or for the ensuing periods. There can be no assurance that the focus on eLinux's profitability will succeed or result in bottom line improvements, or that eLinux's sales and business models prove successful, or that eLinux will continue to make progress towards achieving profitability. There also can be no assurance that the growth in Outbound sales will continue, that the Company's expansion of its Outbound sales-force will increase sales sufficiently to offset costs, that Core business sales, particularly catalog sales, will rebound to historic levels, or that cost reductions, EBITDA or profitability for the Company's Core business and eCOST.com will continue or improve. In addition to the factors set forth above, other important factors that could cause actual results to differ materially from our expectations include: competition from companies either currently in the market or entering the market; competition from other catalog and retail store resellers and price pressures related thereto; uncertainties surrounding the supply of and demand for products manufactured by and compatible with Linux or Apple Computer; our reliance on Apple Computer, IBM, Hewlett-Packard, Compaq and other vendors; and risks due to shifts in market demand and/or price erosion of owned inventory. This list of risk factors is not intended to be exhaustive. Reference should also be made to the risk factors set forth from time to time in the Company's SEC reports, including but not limited to those set forth in the section entitled ``Certain Factors Affecting Future Results'' in its Annual Report on Form 10-K for 2000.

Note to Editors: Linux is a registered trademark of Linus Torvalds.

PC Mall, Inc.
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2001	2000	2001	2000
Net sales	$175,850	$198,411	$718,083	$818,627
Cost of goods sold	156,005	176,002	639,111	730,794
Gross profit	19,845	22,409	78,972	87,833
Selling, general and administrative expenses	18,863	19,676	73,775	95,536
Income (loss) from operations	982	2,733	5,197	(7,703)
Interest income (expense), net	(162)	(334)	(709)	(917)
Income (loss) before income taxes	820	2,399	4,488	(8,620)
Income tax benefit	1,357	-	-	-
Income (loss) before cumulative effect of change in accounting principle	2,177	2,399	4,488	(8,620)
Cumulative effect of change in accounting principle	-	-	-	(536)
Net income (loss)	$2,177	$2,399	$4,488	$(9,156)

Earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$0.21	$0.23	$0.43	$(0.83)
Cumulative effect of change in accounting principle	-	-	-	(0.05)
	$0.21	$0.23	$0.43	$(0.88)

Diluted Earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$0.20	$0.23	$0.43	$(0.83)
Cumulative effect of change in accounting principle	-	-	-	(0.05)
	$0.20	$0.23	$0.43	$(0.88)
Basic weighted average number of shares outstanding	10,441	10,437	10,436	10,419
Diluted weighted average number of shares outstanding	10,782	10,458	10,551	10,419

PC Mall, Inc.
CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

	December 31,	December 31,
	2001	2000
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,972	$12,195
Accounts receivable, net of allowance for doubtful accounts	38,707	54,970
Inventories	46,074	35,838
Prepaid expenses and other current assets	2,096	2,489
Deferred income taxes	1,840	2,047
Total current assets	98,689	107,539
Property and equipment, net	11,304	14,928
Goodwill, net	10,796	11,316
Deferred income taxes	4,062	3,738
Other assets	954	45
	$125,805	$137,566
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$59,151	$59,294
Accrued expenses and other current liabilities	10,526	12,963
Deferred revenue	8,744	7,204
Line of credit	1,561	17,315
Capital leases - current portion	437	573
Notes payable - current portion	1,000	6
Total current liabilities	81,419	97,355
Capital leases - long term	125	562
Notes payable - long term	250	141
Total liabilities	81,794	98,058

Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.001 par value; 15,000,000 shares authorized; 10,443,616 and 10,433,866 shares issued and outstanding	11	11
Additional paid-in capital	74,418	74,403
Treasury stock at cost: 15,000 shares	(91)	(91)
Retained earnings (accumulated deficit)	(30,327)	(34,815)
Total stockholders' equity	41,818	39,508
	$125,805	$137,566